Exhibit 99.1

PERRIGO COMPANY PLC TO ACQUIRE OMEGA PHARMA NV FOR €3.6 BILLION

CREATING A TOP FIVE GLOBAL OTC COMPANY

•	Accelerates Perrigo’s stated strategy to expand internationally and leverage its existing product portfolio

•	Combines Perrigo’s supply chain and operational excellence with Omega’s OTC branding and regulatory expertise

•	Establishes broad global commercial presence and creates multiple opportunities to cross-sell Perrigo products in diverse new channels

•	Combined pro forma last twelve month revenue of $5.7 billion, further strengthens Perrigo’s financial profile through geographic diversification of revenue and cash flow streams

•	Expected to be immediately accretive to adjusted EPS and double-digit accretion in fiscal year 2016

Dublin, Ireland — (November 6, 2014) — Perrigo Company plc (NYSE: PRGO; TASE), a leading global provider of “Quality Affordable Healthcare Products®,” and Omega Pharma NV, one of the largest OTC healthcare companies in Europe, headquartered in Nazareth, Belgium, today announced that they have entered into a definitive agreement in which Perrigo has agreed to acquire Omega for €3.6 billion, or $4.5 billion, comprised of the purchase of Omega’s equity for €2.48 billion and the assumption of €1.1 billion in debt. The transaction, funded through a combination of cash, debt, and equity, will enhance Perrigo’s leading OTC product offering and expand its distribution through Omega’s strong established platform.

“The combination of these two great companies accelerates Perrigo’s international growth strategy, substantially diversifies our business streams and establishes a durable leadership position in the European OTC marketplace,” stated Perrigo Chairman, President and CEO Joseph C. Papa. “We believe this strategic transaction will enhance shareholder value by further strengthening our industry-leading revenue and cash flow growth profile and by expanding market opportunities. Omega brings a leading OTC product portfolio, European capabilities, and a highly experienced management team to support Perrigo’s continued growth.”

Papa continued, “Our strong financial performance and operational structure have enabled the continued growth and globalization of our business model with Ireland as our gateway for this expansion. Together, our combined company will have an even larger product portfolio, broader geographic reach, and enhanced scale.”

Omega Founder and CEO Marc Coucke said, “Since our founding in 1987, we have been relentlessly executing our pharmacist-focused growth strategy across Europe. We have successfully developed a top OTC product portfolio and a leading European commercial infrastructure. This is an exciting time in the history of our company. My continued ownership investment demonstrates my confidence in the potential for the combined company. Together, we will have a substantially broader product portfolio with established global platforms and commercial channels to better serve our customers and patients.”

Omega generated approximately $1.6 billion of revenue during the twelve months ended September 30, 2014, making it the fifth largest player within the European OTC market and the largest or second largest player in four individual European markets. Omega owns many leading cough & cold, skincare, pain relief, weight management, and gastrointestinal treatment brands, among its portfolio of roughly 2,000 products. Omega has a strong presence in both established and emerging growth economies. Including product acquisitions, Omega has delivered compound annual revenue growth of approximately 10% over the last five years. Headquartered in Belgium, Omega also offers geographic diversification with a commercial presence in 35 countries.

Perrigo has also identified opportunities for incremental for top-line growth, driven by leveraging many of Perrigo’s 3,000 complementary products across its core segments in OTC, VMS, and Animal Health into Omega’s European commercial network.

Key Benefits of the Transaction:

•	Accelerates International Growth Strategy

•	Expands market access across a larger global platform with critical mass in all key European countries

•	Establishes commercial infrastructure in the high-barrier to entry European OTC marketplace

•	Positions Perrigo to capture additional share of the $30 billion European OTC market

•	Broadens opportunities for continued strategic bolt-on acquisitions

•	Expected pro forma FY14 non-U.S. revenues to be diversified from approximately 19% to 43%

•	Strengthens Product Portfolio While Enhancing Scale and Distribution

•	Leverages Perrigo’s leading consumer health portfolio into Omega’s European commercial network

•	Combines Perrigo’s supply chain and operational excellence with Omega’s OTC branding and regulatory expertise

•	Provides leadership position in a durable, European OTC cash pay market

•	Financially Compelling

•	Enhances Perrigo’s strong financial profile through substantially diversified revenue and cash flow streams

•	Strong pro forma last twelve month operating cash flow of $1.2 billion enables rapid deleveraging post-close

•	Accretive to Perrigo standalone revenue and adjusted operating income growth rates and cash flow generation

•	Expected to be immediately accretive to adjusted EPS and double-digit accretion in fiscal year 2016

•	Expands International Management Capabilities

•	Marc Coucke brings over 25 years of branded OTC leadership experience to the Perrigo executive committee

•	Broadens European consumer and pharmacist-centric management capabilities

•	Adds approximately 2,500 employees, including a large sales team of approximately 1,100 individuals

Transaction Details

Under the agreement, Perrigo has agreed to acquire Omega in a cash and equity transaction valued at €3.6 billion, or $4.5 billion, comprised of the purchase of Omega’s equity for €2.48 billion and the assumption of €1.1 billion in debt. Of the equity purchase price, 25% will be funded by Perrigo stock (approximately 5 million shares) placed directly to Omega founder Marc Coucke and 75% funded through a combination of cash and debt. Perrigo has secured a fully committed €1.75 billion bridge facility provided by J.P. Morgan Chase Bank, N.A. and Barclays, giving the Company financing certainty for the cash consideration of the purchase price. Perrigo anticipates that the permanent financing structure, expected to include a combination of equity and debt, will support an investment grade rating and provide long-term financing flexibility.

The proposed transaction, which has been unanimously approved by the respective Boards of Directors of Perrigo and Omega, is subject to the satisfaction of closing conditions, including customary regulatory approvals. The transaction is expected to close in the first quarter of calendar year 2015.

J.P. Morgan Securities LLC and Barclays are serving as financial advisers to Perrigo, and Freshfields Bruckhaus Deringer is serving as legal adviser. Morgan Stanley is serving as financial adviser to the sellers (Marc Coucke, Waterland Private Fund V CV, and co-investors) in connection with this transaction, and Allen & Overy is serving as legal adviser.

Conference Call at 8:30 AM EST, November 6, 2014

Perrigo’s conference call to discuss this transaction is available as a live teleconference today at 8:30 a.m. (EST) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID#22247296. A taped replay of the call will be available beginning at approximately 1:00 p.m. (EST) Thursday, November 6, 2014, until midnight Friday, November 21, 2014. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 22247296.

This news release can be accessed under its headline on Perrigo’s website at www.perrigo.com and on Omega’s website at www.omega-pharma.com. Also available on the companies’ websites prior to the call will be a presentation on this transaction that will also be covered during the call.

About Perrigo

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company plc, headquartered in Ireland, has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, nutritional products and active pharmaceutical ingredients (API), and receives royalties from Multiple Sclerosis drug Tysabri®. The Company is the world’s largest manufacturer of OTC healthcare products for the store brand market and an industry leader in pharmaceutical technologies. Perrigo’s mission is to offer uncompromised “Quality Affordable Healthcare Products®” and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as more than 40 other key markets worldwide, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

About Omega

Omega Pharma is an OTC healthcare company headquartered in Nazareth, Belgium with operations in 35 countries across Europe and select emerging markets. Its products are sold across an extensive network of pharmacies and related retail outlets. With over 2,500 employees, the Company generated sales of more than €1.2 billion in 2013, with more than half of these sales made by its top 20 brands.

For more information:

For Perrigo: Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com, or Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com

For Omega: Sabine Van Coppenolle, sabine.vancoppenolle@omega-pharma.com, +32 9 381 02 15

Forward-Looking Statements

Certain statements in this presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 28, 2014, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this presentation are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This Presentation contains non-GAAP measures. The reconciliation of those measures to the most comparable GAAP measures is included at the end of this presentation. A copy of this presentation, including the reconciliations, is available on our website at www.perrigo.com.

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